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EXHIBIT 3

FIRST AMENDMENT TO LOCK-UP AND ESCROW AGREEMENT

        THIS FIRST AMENDMENT TO LOCK-UP AND ESCROW AGREEMENT (the "Amendment") is made effective as of the 16th day of September, 2002 by and among the persons and entities listed under the captions "Series C Holders" and "Stockholders" on the signature pages hereto, Louis J. Pearlman Enterprises, Inc., a Florida corporation ("Pearlman Affiliate"), The Thomas A. Parker Trust, Gregory T. McDonald, Trustee, a revocable trust organized and existing under the laws of the State of Florida ("McDonald Affiliate") and Mark R. Tolner and Cynthia D. Klein (the foregoing parties, collectively, the "Shareholder Parties" and each a "Shareholder Party"), Options Talent Group, a Nevada corporation ("OTG"), and Jeffrey Kranzdorf, as Escrow Agent (the "Escrow Agent"). For purposes of this Escrow Agreement, Mark R. Tolner and Cynthia D. Klein shall be considered together as one Shareholder Party.

RECITALS

        A. OTG, Trans Continental Classics, Inc., the Series C Holders and the Stockholders are parties to that certain Agreement and Plan of Merger dated September 5, 2002 (the "Merger Agreement").

        B. The Shareholder Parties, OTG and the Escrow Agent are parties to that certain Lock-up and Escrow Agreement dated September 5, 2002 ("Original Lock-up Agreement").

        C. The parties hereto are parties to that certain Consent Agreement to Transfer dated of even date herewith.

        D. The parties hereto desire to amend the Original Lock-up Agreement to (i) add the Pearlman Affiliate and the McDonald Affiliate as Shareholder Parties thereto, (ii) to provide for future Transfers by the Stockholders to their respective Affiliates in accordance with Section 8.3 of the Merger Agreement, and (iii) to amend Schedule A to the Original Lock-up Agreement to reflect the Transfer from the Stockholders to the Pearlman Affiliate and McDonald Affiliate.

        NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Original Lock-up Agreement as follows:

        1.    Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Original Lock-up Agreement.

        2.    The parties hereby agree that the Pearlman Affiliate and the McDonald Affiliates are each deemed a Shareholder Party and are subject to all the terms and conditions of the Original Lock-up Agreement, as the same may be amended from time to time.

        3.    A new Section 3.2 shall be added to the Original Lock-up Agreement as follows:

        "3.2 Each Stockholder shall be permitted to Transfer any or all of his Escrowed Shares to his Affiliate (as defined in the Merger Agreement) provided (i) OTG consents to such Transfer (which consent shall not be unreasonably withheld), (ii) such Transfer complies with all applicable U.S. federal securities laws and blue sky laws, and (iii) transferees thereof agree to become a party to, be bound by, and execute a counterpart signature page to, the Original Lock-up Agreement, as amended."

        4.    Schedule A to the Original Lock-up Agreement shall be deleted in its entirety and replaced with:

Schedule A

	Shareholder Party	Shares
1	Louis J. Pearlman	Such number of shares of Common Stock to be issued upon the Additional Share Distribution Date
2	Gregory T. McDonald	Such number of shares of Common Stock to be issued upon the Additional Share Distribution Date
3	The Jefferson Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
4	The Paramount Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
5	The Morgan Trust	5,378,788 shares of Common Stock 1,060,606 shares of Series C Preferred
6	Mohamed Hadid	7,250,000 shares of Common Stock 1,500,000 shares of Series C Preferred
7	Richard J. Walk	1,613,636 shares of Common Stock 318,182 shares of Series C Preferred
8	Mark R. Tolner / Cynthia D. Klein	4,150,000 shares of Common Stock
9	Louis J. Pearlman Enterprises, Inc.	58,140,000 shares of Common Stock
10	The Thomas A. Parker Trust, Gregory T. McDonald, Trustee	58,140,000 shares of Common Stock

        5.    Except as expressly set forth in this Amendment, the Original Lock-up Agreement shall remain in full force and effect.

        6.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures follow]

        IN WITNESS WHEREOF, the parties hereto have each executed and delivered this First Amendment to Lock-up and Escrow Agreement as of the day and year first above written,

ESCROW AGENT:
JEFFREY KRANZDORF
By:
Name:
Title:
OTG:
OPTIONS TALENT GROUP
By:
Name:
Title:

[Signatures continue]

[Signature Page to First Amendment to Lock-up and Escrow Agreement]

Mark R. Tolner and Cynthia D. Klein
STOCKHOLDERS:
Louis J. Pearlman
Gregory T. McDonald

[Signatures continue]

[Signature Page to First Amendment to Lock-up and Escrow Agreement]

SERIES C HOLDERS:
THE JEFFERSON TRUST
By:
Name:
Title:
THE PARAMOUNT TRUST
By:
Name:
Title:
THE MORGAN TRUST
By:
Name:
Title:
Mohamed Hadid
Richard J. Walk

[Signatures continue]

[Signature Page to First Amendment to Lock-up and Escrow Agreement]

PEARLMAN AFFILIATE:
LOUIS J. PEARLMAN ENTERPRISES, INC.
By:
Name:
Title:
With a copy to:	Address:

MCDONALD AFFILIATE:
THE THOMAS A. PARKER TRUST
By:
Name:
Title:
With a copy to:	Address:

[Signature Page to First Amendment to Lock-up and Escrow Agreement]

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  EXHIBIT 3
FIRST AMENDMENT TO LOCK-UP AND ESCROW AGREEMENT
RECITALS
Schedule A